EXHIBIT 99.1

Press Release

TUT SYSTEMS, INC. ANNOUNCES PRELIMINARY SECOND

QUARTER 2006 RESULTS

Final Q2 2006 Results To Be Released on August 10, 2006, Followed By A Conference Call On August 11, 2006

Lake Oswego, Oregon, July 27, 2006 — Tut Systems, Inc. (Nasdaq: TUTS), today announced its preliminary second quarter results for 2006. Preliminary revenue for the quarter ended June 30, 2006, is $8.1 million compared with revenue of $9.7 million for the quarter ended June 30, 2005. This represents a decrease in revenue of 16.3% when compared with the second quarter of 2005, and a 29.7% decrease when compared with first quarter 2006 revenue of $11.5 million. Preliminary revenue for the six months ended June 30, 2006 is $19.6 million compared with revenues of $16.7 million for the six months ended June 30, 2005. This represents a year-over-year increase in revenues of 17.3%.

Preliminary gross profit for the quarter ended June 30, 2006, is $2.4 million, a decrease of 31.2% compared with gross profit of $3.5 million for the quarter ended June 30, 2005. Included in gross profit was a charge for amortization of intangibles of $0.4 million for each of the quarters ended June 30, 2006 and 2005. Preliminary gross profit for the six months ended June 30, 2006, is $6.3 million compared with $6.0 million for the six months ended June 30, 2005.

Preliminary operating expenses, including a $0.4 million restructuring charge, are $7.1 million for the quarter ended June 30, 2006. This compares with operating expenses of $7.9 million for the three months ended June 30, 2005. Including a $0.4 million restructuring charge, preliminary operating expenses for the six months ended June 30, 2006, are $14.2 million compared with $13.7 million for the six months ended June 30, 2005.

Preliminary net loss for the three months ended June 30, 2006, is $(4.6) million or $(0.14) per basic and diluted share. This compares with the net loss for the three months ended June 30, 2005, of $(4.5) million or $(0.17) per basic and diluted share. Preliminary net loss for the six months ended June 30, 2006 is $(7.8) million or $(0.23) per basic and diluted share compared with $(7.8) million or $(0.31) per basic and diluted share for the six months ended June 30, 2005.

Second Quarter 2006 Conference Call Information and Earnings Release

Tut Systems will host a conference call on August 11, 2006 beginning at 5:30 am Pacific time to discuss its second quarter operating results, balance sheet, cash flows and current business activities.

Participants of the conference call should dial in at least five minutes before the start time.

Conference ID # 3722804

U.S. and Canada dial (877) 356-8058

International participants dial (706) 634-2465

Online at www.tutsys.com

A replay will be available two hours after the call ends for one week. Dial

(800) 642-1687 or (706) 645-9291 and enter the conference ID number. A replay will also be available at www.tutsys.com.

A Press Release will be available by 2:00 p.m. Pacific Time, August 10th, at www.tutsys.com and on PR Newswire.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, forward-looking statements include statements relating to our anticipation of future worldwide growth in the IPTV market. Forward-looking statements are based on management’s current expectations and beliefs, and are subject to risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein.

Risks that relate to these forward-looking statements include the risks inherent in new and developing technologies and markets, the risk that competitors will introduce rival technologies and products, and the risk that the expected financial benefits of the IPTV deployment will not be achieved as a result of unforeseen costs or events. Further detailed information about risk factors that may impact our business is set forth in our periodic filings with the Securities and Exchange Commission. We expressly disclaim any obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

About Tut Systems, Inc.

Tut Systems, Inc. delivers advanced content processing and distribution products as well as comprehensive system integration services for deploying next-generation data and video services over broadband networks. Service providers, content providers and government agencies worldwide use Tut Systems solutions to deliver broadcast-quality video over broadband networks.

Tut Systems is headquartered in Lake Oswego, OR with regional offices across North America, Europe and Asia. For more information visit www.tutsys.com or call (971) 217-0400.